EXHIBIT 99.1

Hi-Tech Pharmacal Reports Sales of $50.5 million for the First Quarter Ended July 31, 2013

AMITYVILLE, N.Y – September 9, 2013 – Hi-Tech Pharmacal Co., Inc. (NASDAQ: HITK) today reported results for the Company’s fiscal first quarter ended July 31, 2013.

•	Net sales of $50.5 million for the first quarter compared to $52.0 million for the same prior year period

•	GAAP income of $4.6 million or $0.33 per diluted share for the first quarter

•	Adjusted non-GAAP net income of $6.1 million or $0.44 per diluted share for the first quarter

	First Quarter
	2013	2012
Net sales	$50,501,000	$52,043,000
GAAP net income	$4,550,000	$6,004,000
Adjusted non-GAAP net income	$6,071,000	$7,137,000
GAAP Diluted EPS	$0.33	$0.44
Adjusted non-GAAP Diluted EPS	$0.44	$0.53
Diluted Shares	13,751,000	13,550,000

(see Table I for reconciliation to GAAP numbers)

Quarterly Results

For the three months ended July 31, 2013, the Company reported net sales of $50,501,000, a decrease of 3% from $52,043,000 for the same period last year.

During the quarter ended July 31, 2013, net sales of generic pharmaceutical products were $43,529,000, a decrease of 5% compared to $45,922,000 for the same fiscal 2013 period. The primary reason for the change was a decrease in sales of Fluticasone Propionate nasal spray. Sales of Fluticasone Propionate nasal spray totaled $11,900,000, down from $22,000,000 in the same fiscal 2013 period as the Company sold fewer units at lower average prices after the Company lost a major customer. This sales decline was partially offset by sales of new products such as Flunisolide, launched in June 2013, and increases in sales of Buprenorphine, Lidocaine/Prilocaine, Clobetasol and Dorzolamide products.

Sales for the Health Care Products division (“HCP”), which markets the Company’s branded OTC products, increased 15% to $3,483,000 for the three months ended July 31, 2013 compared to $3,026,000 for the same fiscal period in the prior year. The increase was primarily due to higher sales of MagOx® and a reduction in the use of promotional discounts for Nasal Ease®.

Sales for ECR Pharmaceuticals (“ECR”), which markets the Company’s branded prescription products, were $3,489,000 for the three months ended July 31, 2013, up 13% from $3,095,000 for the same period in the prior year. The increase was primarily due to higher sales of TussiCaps®.

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Cost of sales decreased to $25,076,000 for the three months ended July 31, 2013 from $26,722,000, and decreased as a percentage of sales to 50% from 51% of sales. The decrease in cost of goods sold as a percentage of net sales is primarily due to lower input costs and new manufacturing equipment the has enabled productivity improvements. A decrease in pricing promotions in the HCP division also contributed to this trend.

Selling, general and administrative expenses increased to $12,942,000 from $10,631,000, a 22% increase compared to the same fiscal 2013 period. The increase was primarily due to an increase in selling, marketing and contract costs at the ECR subsidiary. An increase in stock-based compensation, as well as increases in legal costs in the generic division and at the corporate level also contributed to the increase in SG&A. As a percentage of sales, SG&A increased to 26% from 20% for the three months ended July 31, 2013.

Amortization expense for the quarter ended July 31, 2013 was $1,658,000, a decrease of 6% from $1,757,000 for the comparable fiscal 2013 period.

For the three months ended July 31, 2013, Research and Development costs decreased by 11% to $3,959,000 from $4,472,000 for the comparable fiscal 2013 period as a result of less spending on internal projects for the generic division.

In the first quarter of 2014, the Company established a $700,000 accrual for the settlement of a class action lawsuit relating to the advertising of HCP’s Sinus Buster®.

The Company reported adjusted non-GAAP quarterly net income of $6,071,000 or $0.44 per fully diluted share for the three months ended July 31, 2013, compared to adjusted non-GAAP net income of $7,137,000 or $0.53 per fully diluted share for the same period in the prior year.

On August 27, 2013, the Company entered into a definitive agreement under which Akorn, Inc. (“Akorn”) will acquire the Company for cash. Under the terms of the agreement, Akorn will acquire the Company for $640,000,000, or $43.50 per share. Akorn intends to fund the transaction through a combination of Hi-Tech cash assumed and approximately $600,000,000 in term loan borrowings. As of the quarter ended July 31, 2013, the Company had $108,283,000 in cash and cash equivalents. The acquisition will be subject to customary conditions, including termination of the waiting period under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Pending the satisfaction of such customary conditions, the Company anticipates closing the transaction in the first quarter of 2014.

Non-GAAP Financial Measures

The Company is disclosing non-GAAP financial measures when providing financial results. Primarily due to amortization expense, the Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with accounting principles generally accepted in the U.S. (“GAAP”). In addition to disclosing its financial results determined in accordance with GAAP, the Company is disclosing certain non-GAAP results that exclude items such as amortization expense and other costs related to settlements and loss contingency accruals in order to supplement investors' and other readers' understanding and assessment of the Company's financial performance, because the Company's management uses these measures internally for forecasting, budgeting and measuring its operating performance. Whenever the Company uses such a non-GAAP measure, it will provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most closely applicable GAAP measure set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

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Conference Call Information

The Company will hold a conference call to discuss its financial results today, September 9, 2013, at 10 a.m. Eastern Time.

To access the conference call, dial toll free 877-415-3182, or 857-244-7325 for international callers, five minutes before the conference. The passcode of the conference call is 69737154.

A replay of the conference call will be available after 12:00 p.m. on September 9, 2013, for one week by calling toll free 888-286-8010, or 617-801-6888 for international callers. The passcode for the replay is 85541072. Additionally, the conference call will be available on the Hi-Tech Pharmacal Investor Relations web page at www.hitechpharm.com.

Other Information

Hi-Tech is a specialty pharmaceutical company developing, manufacturing and marketing generic and branded prescription and OTC products. The Company specializes in difficult to manufacture liquid and semi-solid dosage forms and produces a range of sterile ophthalmic, otic and inhalation products. The Company’s Health Care Products division is a leading developer and marketer of OTC products for the diabetes marketplace. Hi-Tech’s ECR Pharmaceuticals subsidiary markets branded prescription products.

This press release contains certain future projections and forward-looking statements (statements which are not historical facts) with respect to the anticipated future performance of Hi-Tech made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such future projections and forward-looking statements are not assurances, promises or guarantees and investors are cautioned that all future projections and forward-looking statements involve significant business, economic and competitive risks and uncertainties, many of which are beyond Hi-Tech’s ability to control or estimate precisely, including, but not limited to, (1) the impact of competitive products and pricing, (2) product demand and market acceptance, (3) new product development, (4) the regulatory environment, (5) reliance on key strategic alliances, (6) availability of raw materials, (7) fluctuations in operating results, (8) loss of customers or employees, (9) the possibility that legal proceedings may be instituted against Hi-Tech, (10) the occurrence of any event, change or other circumstances that could give rise to the termination of Hi-Tech’s merger agreement with Akorn, (11) the failure to obtain Hi-Tech stockholder approval of the merger with Akorn or the failure to satisfy any of the other closing conditions to the merger, (12) the failure of Akorn to obtain the necessary financing arrangements set forth in the commitment letter providing for its financing of the merger, (13) risks related to disruption of management’s attention from Hi-Tech’s ongoing business operations due to the transaction, (14) the effect of the announcement of the merger on the ability of Hi-Tech to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, and (15) other results and other risks detailed from time to time in Hi-Tech’s filings with the Securities and Exchange Commission. The actual results will vary from the projected results and such variations may be material. These statements are based on management’s current expectations and assumptions concerning the future performance of Hi-Tech and are naturally subject to uncertainty and changes in circumstances. No representations or warranties are made as to the accuracy or completeness of any of the information contained herein, including, but not limited to, any assumptions or projections contained herein or forward-looking statements based thereon. We caution you not to place undue reliance upon any such forward-looking statements which speak only as of the date made, except to the extent specifically dated as of an earlier date. Hi-Tech is under no obligation, and expressly disclaims any such obligation, to update, alter or correct any inaccuracies herein, whether as a result of new information, future events or otherwise.

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This press release does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Hi-Tech will file with the Securities and Exchange Commission (“SEC”) a proxy statement and mail or otherwise provide it to its stockholders. BEFORE MAKING ANY VOTING DECISION, HI-TECH’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Hi-Tech’s stockholders and other investors will be able to obtain a free copy of the proxy statement (when available), as well as other filings containing information about Hi-Tech and Akorn, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement and other documents filed by Hi-Tech with the SEC may also be obtained, without charge, by directing a request to Hi-Tech Pharmacal Co., Inc., 369 Bayview Avenue, Amityville, New York 11701, Attention: Investor Relations, Telephone: (631) 789-8228.

Participants in the Solicitation

Hi-Tech and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the stockholders of Hi-Tech in connection with the proposed transaction. Information regarding the names, affiliations and interests of these persons in the proposed transaction will be included in the Hi-Tech proxy statement referred to above when it is filed with the SEC. Additional information regarding the directors and executive officers of Hi-Tech is also included in Hi-Tech’s 2013 annual report, which was filed with the SEC on July 11, 2013. These documents are or will be available free of charge at the SEC’s web site (http://www.sec.gov) and from Investor Relations at Hi-Tech at the address described above.

Contact Information: Hi-Tech Pharmacal Co., Inc.

William Peters, CFO

(631) 789-8228

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	Three Months Ended July 31,
	2013	2012
Net sales	$50,501,000	$52,043,000
Cost of goods sold	25,076,000	26,722,000

Gross profit	25,425,000	25,321,000

Costs and expenses:
Selling, general and administrative expense	12,942,000	10,631,000
Amortization expense	1,658,000	1,757,000
Research and product development costs	3,959,000	4,472,000
Royalty income	(294,000)	(635,000)
Contract research (income)	(499,000)	—
Settlements and loss contingencies	700,000	—
Interest expense	107,000	156,000
Interest (income) and other	(38,000)	(46,000)
Total	$18,535,000	$16,335,000

Income before provision for income taxes	6,890,000	8,986,000
Provision for income tax expense	2,340,000	2,982,000
Net income	$4,550,000	$6,004,000
Basic earnings per share	$0.34	$0.46
Diluted earnings per share	$0.33	$0.44
Weighted average common shares outstanding, basic	13,580,000	13,069,000
Effect of potential common shares	171,000	481,000
Weighted average common shares outstanding, diluted	13,751,000	13,550,000

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Table I

Hi-Tech Pharmacal Co., Inc.

Reconciliation of Non-GAAP Measures

	Three Months Ended July 31,
	2013				2012
	GAAP	Non-GAAP Adjustments		Non-GAAP As Adjusted	GAAP	Non-GAAP Adjustments		Non-GAAP As Adjusted
Net sales	$50,501,000	$—		$50,501,000	$52,043,000	$—		$52,043,000
Cost of goods sold	25,076,000	—		25,076,000	26,722,000	—		26,722,000
Gross profit	25,425,000	—		25,425,000	25,321,000	—		25,321,000

Costs and expenses:
Selling, general and administrative expense	12,942,000	—		12,942,000	10,631,000	—		10,631,000
Amortization expense	1,658,000	1,658,000	(a)	—	1,757,000	1,757,000	(a)	—
Research and product development costs	3,959,000	—		3,959,000	4,472,000	—		4,472,000
Royalty income	(294,000)	—		(294,000)	(635,000)	—		(635,000)
Contract research (income)	(499,000)	—		(499,000)	—	—		—
Settlements and loss contingencies	700,000	700,000	(b)	—	—	—		—
Interest expense	107,000	—		107,000	156,000	—		156,000
Interest (income) and other	(38,000)	—		(38,000)	(46,000)	—		(46,000)
Total	$18,535,000	$2,358,000		$16,177,000	$16,335,000	$1,757,000		$14,578,000

Income (loss) before provision for income taxes	6,890,000	(2,358,000)		9,248,000	8,986,000	(1,757,000)		10,743,000
Provision for income tax expense (benefit)	2,340,000	(837,000	)(c)	3,177,000	2,982,000	(624,000	)(c)	3,606,000
Net income (loss)	$4,550,000	$(1,521,000)		$6,071,000	$6,004,000	$(1,133,000)		$7,137,000
Basic earnings (loss) per share	$0.34			$0.45	$0.46			$0.55
Diluted earnings (loss) per share	$0.33			$0.44	$0.44			$0.53
Weighted average common shares outstanding, basic	13,580,000			13,580,000	13,069,000			13,069,000
Effect of potential common shares	171,000			171,000	481,000			481,000

Weighted average common shares outstanding, diluted	13,751,000			13,751,000	13,550,000			13,550,000

(a)	Amortization expense
(b)	Net charge related to settlements and loss contingencies
(c)	Total tax effect for non-GAAP pre-tax adjustments measured at enacted statutory rates

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